SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12 (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CENTENNIAL SPECIALTY FOODS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	55-0825751 (IRS Employer Identification No.)

400 Inverness Parkway Suite 200 Englewood, Colorado (Address of Principal Executive Offices)	80112 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.☐

Securities Act registration statement file number to which this form relates:	333-107892 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange On Which
To Be So Registered	Each Class Is To Be Registered

Common Stock, par value $0.0001 per share	Boston Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURES

Item 1.        Description of Registrant’s Securities to be Registered.

     The Registrant hereby incorporates by reference herein the description of the Registrant’s Common Stock, par value $0.0001 per share, appearing under the caption “Description of Securities” in the form of preliminary prospectus contained in the Registration Statement on Form SB-2 (Registration No. 333-107892), as originally filed with the Securities and Exchange Commission on August 12, 2003 and amended on September 18, 2003, and September 25, 2003 and as the same may be subsequently amended (as amended, the “Registration Statement on Form SB-2”). Any form of prospectus that constitutes part of the Registration Statement on Form SB-2 and is subsequently filed by the Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, or otherwise, shall be deemed incorporated by reference herein.

Item 2.        Exhibits.

a. Exhibits

Exhibit Number	Description of Exhibit

2.1.5	Voting Trust Agreement, effective September 17, 2003, by and between Jeffrey R. Nieder and James E. Lewis (Incorporated by reference to Exhibit 2.1.5 to the Registrant’s Registration Statement on Form SB-2)

3.1	Certificate of Incorporation of Centennial Specialty Foods Corporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form SB-2)

3.2	By-Laws of Centennial Specialty Foods Corporation (Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form SB-2)

4.1	Specimen Certificate of Common Stock. (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form SB-2)

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CENTENNIAL SPECIALTY FOODS CORPORATION

	By:	-s- Jeffrey R. Nieder

Date: September 26, 2003		Name: Jeffrey R. Nieder Title: Chief Executive Officer

2